Exhibit 99.2

GADSDEN GROWTH PROPERTIES, INC.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

GADSDEN GROWTH PROPERTIES, INC.

CONSOLIDATED BALANCE SHEET (Unaudited)

March 31, 2019
ASSETS
Land	$18,808,443
Real estate under development	109,898,429
Cash	11,890
Restricted cash	336,501
Prepaid expenses and other assets	149,234
Total Assets	$129,204,497

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$1,759,268
Accrued expenses	2,214,617
Accrued interest	113,387
Accrued series A preferred and Class B OPCO dividends	663,986
Accrued series C preferred dividend	386,346
Notes payable	36,521,430
OID note payable	58,075
OID notes payable - related parties	725,937
Total liabilities	42,443,046

Series A redeemable preferred stock, $0.01 par value; 25,000,000 shares designated; 889,075 shares issued and outstanding	22,226,875
Class B OPCO Units, 300,000 units	3,000,000

Commitments and Contingencies

Stockholders’ Equity:
Series B preferred stock, $0.01 par value; 15,000,000 shares designated; 11,696,993 shares issued and outstanding	116,980
Series C preferred stock, $0.01 par value; 4,000,000 shares designated; 2,501,682 shares issued and outstanding	25,017
Common stock, $0.01 par value; 75,000,000 shares authorized; 2,597,004 shares issued and outstanding	25,970
Additional paid-in capital	77,262,266
Accumulated deficit	(27,763,059)
Total Company stockholders’ equity	49,667,174
Non-controlling interest	11,867,402
Total Stockholders’ Equity	61,534,576
Total Liabilities and Stockholders’ Equity	$129,204,497

The accompanying notes are an integral part of these consolidated financial statements.

GADSDEN GROWTH PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the three months ended March 31,
	2019	2018
Operating expenses:
General and administrative expenses	$762,262	$513,355
Total operating expenses	762,262	513,355

Other (income) expenses:
Consulting income	-	(408,484)
Interest expense	39,527	33,895
Interest expense - related parties	7,187	14,881
Total other (income) expense	46,714	(359,709)

Net loss	$(808,976)	$(153,646)

Less: income attributable to non-controlling interest	(10,938)	-

Net loss applicable to common shareholders	$(819,914)	$(153,646)
Cumulative preferred stock dividends	707,675	-
Net loss applicable to common shareholders after preferred dividends	$(1,527,589)	$(153,646)

The accompanying notes are an integral part of these consolidated financial statements.

GADSDEN GROWTH PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the three months ended March 31, 2019 (Unaudited)

	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Non- Controlling	Total Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Equity
Balance at December 31, 2018	112,765	$1,128	496,996	$4,970	2,597,004	$25,970	$15,498,484	$(26,943,145)	$-	$(11,412,593)
Series C preferred stock issued for PIK dividend	-	-	1,686	17	-	-	16,843	-	-	16,860
Series B preferred stock converted to Series A redeemable preferred stock	(14,600)	(146)	-	-	-	-	(145,854)	-	-	(146,000)
Series B preferred stock issued for acquisition of Mission Hills	11,598,828	115,998	-	-	-	-	53,129,426	-	-	53,245,424
Series C preferred stock issued for acquisition of Mission Hills	-	-	2,000,000	20,000	-	-	9,161,172	-	-	9,181,172
Series C preferred stock issued for cash	-	-	3,000	30	-	-	29,970	-	-	30,000
Warrants issued for advisory fees	-	-	-	-	-	-	279,900	-	-	279,900
Series A redeemable preferred stock and Class B OPCO dividends		-	-	-	-	-	(321,329)	-	-	(321,329)
Series C preferred stock dividends	-	-	-	-	-	-	(386,346)	-	-	(386,346)
Series B OPCO units issued for acquisition of Mission Hills	-	-	-	-	-	-	-	-	11,451,464	11,451,464
Series B OPCO units issues for deposit on Carson City	-	-	-	-	-	-	-	-	55,000	55,000
Sale of membership interests in Gadsden Roseville	-	-	-	-	-	-	-	-	350,000	350,000
Net (loss) income	-	-	-	-	-	-	-	(819,914)	10,938	(808,976)
Balance at March 31, 2019	11,696,993	$116,980	2,501,682	$25,017	2,597,004	$25,970	$77,262,266	$(27,763,059)	$11,867,402	$61,534,576

The accompanying notes are an integral part of these consolidated financial statements.

GADSDEN GROWTH PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the three months ended March 31,
	2019	2018
Cash Flows From Operating Activities:
Net (loss) income	$(808,976)	$(153,646)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Amortization of debt discount and deferred loan costs	-	16,075
Write off of offering costs	83,455	-
Changes in operating assets and liabilities:
Prepaid expense and other assets	22,103	(2,625)
Accounts receivable	-	(135,931)
Accounts payable	82,760	362,506
Accrued expenses	312,708	57,232
Deferred consulting income	-	(187,500)
Net cash used in operating activities	(307,950)	(43,889)

Cash Flows From Investing Activities:
Net cash acquired with Mission Hills	136,446	-
Purchase of real estate under development	(681,307)	-
Net cash used in investing activities	(544,861)	-

Cash Flows From Financing Activities:
Payment of Series C preferred stock dividends	(66,449)	-
Proceeds from sale of subsidiary equity non-controlling interest	350,000	-
Proceeds from construction loan	881,362	-
Proceeds from Series C preferred stock issuance	30,000	-
Net cash provided by financing activities	1,194,913	-

Net increase (decrease) in cash and restricted cash	342,102	(43,889)

Cash and restricted cash - beginning of the year	6,289	50,431
Cash and restricted cash - ending of the period	$348,391	$6,542

Non-cash financing activities:
Series A redeemable preferred stock dividends in accrued expenses	$321,329	$-
Series C preferred stock dividends in accrued expenses	$386,346	$-
Series C preferred stock issued for PIK dividend	$16,860	$-
Series B preferred stock converted to Series A redeemable preferred stock	$146,000	$-
Series A redeemable preferred stock issued for acquisition of Mission Hills	$11,011,725	$-
Class B OPCO units issued for acquisition of Mission Hills	$3,000,000	$-
Series B preferred stock issued for acquisition of Mission Hills	$53,245,424	$-
Series C preferred stock issued for acquisition of Mission Hills	$9,181,172	$-
Series B OPCO units issued for acquisition of Mission Hills	$11,451,464	$-
Series B OPCO units issued for deposit on Carson City property	$55,000	$-
Warrants issued for advisory fees	$279,900	$-
Assumption of construction debt on Mission Hills	$34,417,068	$-
Transfer of deferred acquisition costs to real estate under development	$2,171,100	$-

The accompanying notes are an integral part of these consolidated financial statements.

GADSDEN GROWTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 1 – NATURE OF OPERATIONS

Gadsden Growth Properties, LLC (“Gadsden LLC”), a Delaware single member limited liability company, was formed and began operations on June 17, 2016 (“Inception”). Longhorn Lodging, LP was the sole member.  Gadsden LLC is the predecessor entity to Gadsden Growth Properties, Inc. (“Gadsden”) and subsidiaries (the “Company”), a Maryland corporation formed on August 11, 2016.

Gadsden’s business strategy is focused primarily on the acquisition, development and management of property across essential service shopping centers, medical office, and mixed-use real property investment segments in secondary and tertiary cities across the United States. Gadsden intends to utilize an “UPREIT” structure pursuant to which certain property investments will be acquired by issuing limited partnership interests in its operating partnership.

During 2017, the Company attempted to offer shares of its common stock, however, the initial public offering (“IPO”) was not successful and the registration statement was withdrawn on May 14, 2018. The Company had limited operating activities from inception to March 31, 2019.

FC Global, LLC Transaction in 2019

On March 13, 2019, the Company entered into a Stock Purchase Agreement, as amended, with FC Global, LLC (“FCRE”), pursuant to which the Company agreed to transfer and assign to FCRE (i) all of its general partnership interests and Class A limited partnership interests in Gadsden Growth Properties, L.P., a Delaware limited partnership (“OPCO”), the operating partnership of the Company and (ii) certain of the Company’s assets and liabilities, which collectively represent substantially all of the Company’s assets and liabilities, in exchange for shares of FCRE’s common stock and newly designated 7% Series A Cumulative Convertible Perpetual Preferred Stock (the “7% Series A Preferred Stock”), Series B Non-Voting Convertible Preferred Stock (the “Non-Voting Series B Preferred Stock”) and newly designated 10% Series C Cumulative Convertible Preferred Stock (the “10% Series C Preferred Stock”) that is equal to the number of shares of the Company’s 10% Series C Cumulative Convertible Preferred Stock (the “Gadsden Transaction”).

The Stock Purchase Agreement provided that certain shares (the “Holdback Shares”) of common stock issued to the Company would be subject to forfeiture based on the reconciliation and adjustment of the net asset value of the Company’s assets and proposed real estate investments that did not close as of the closing date of the Stock Purchase Agreement (such investments being the “Scheduled Investments”).

Closing of the transaction contemplated by the Stock Purchase Agreement was completed on April 5, 2019.

See Note 8 for additional details.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had a net loss of $0.8 million and $22.3 million for the three months ended March 31, 2019 and the year ended December 31, 2018, respectively, and had net cash used in operating activities of $0.3 million and $5.1 million for the three months ended March 31, 2019 and the year ended December 31, 2018, respectively. Additionally, at March 31, 2019 the Company had stockholders’ equity of $49.7 million and an accumulated deficit of $27.8 million. Additionally, the outstanding OID notes become due on June 30, 2019, which are currently in default and remain outstanding. These matters and other matters including the cash position of the Company raise substantial doubt about the Company’s ability to continue as a going concern.

GADSDEN GROWTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

During the periods presented, the operations of the Company has been funded primarily through the issuance of notes payable and private placements of equity securities. After the transaction with FCRE the Company will attempt to secure additional equity or debt financing until such time as its operations are self-sufficient. The Company cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that the Company raises additional funds by issuing equity securities, the Company’s stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company’s ability to conduct business. If the Company is not able to raise additional capital when required or on acceptable terms, the Company may have to significantly delay the purchase of income producing assets which is the Company’s core business strategy.

Management has determined that there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements include the accounts of Gadsden and its wholly-owned subsidiaries, Gadsden TRS, LLC, Gadsden Growth Properties, L.P., Gadsden Roseville, LLC, Gadsden Jesse, LLC and Gadsden T9, LLC. Intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.

Restricted Cash

The Company has restricted cash as a result of purchasing the Fremont Hills Development Corporation (Mission Hills Square entity or Mission Hills). Restricted cash can only be used for real estate under development, specifically the Mission Hills asset. There was no restricted cash at December 31, 2017, December 31, 2018 or March 31, 2018. Cash and restricted cash on the statement of cash flows consists of the following:

March 31, 2019
Cash	$11,890
Restricted Cash	336,501
Total Cash and Restricted Cash	$348,391

Non-Controlling Interest

Non-controlling interest consists of Series A preferred units of Gadsden Roseville, LLC (a consolidated subsidiary) that were sold to FCRE, as well as the allocation of preferential distribution rights; Series B OPCO units that were issued as part of the Mission Hills acquisition; and Series B OPCO units that were issued as a deposit on the Carson City property. See Note 7 – Non-controlling interest for further discussion.

Revenue Recognition (consulting income)

The Company derived revenue (consulting income) from consulting services which is presented in other income in the consolidated statements of operations as this is not the primary source of revenue expected from continuing operations. Consulting income is recorded in the period in which the services are rendered. Consulting income is recorded net of any applicable taxes collected and remitted to governmental agencies.

GADSDEN GROWTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

On December 9, 2017, Gadsden TRS, LLC, a wholly-owned subsidiary of Gadsden, entered into a consulting agreement with a customer for a term through June 30, 2018 (the “Consulting Agreement”) for property management and accounting-related services. On December 12, 2017, the term of the Consulting Agreement was changed to March 31, 2018. Under the Consulting Agreement, the Company recognized other income of $408,484 for consulting services, including reimbursement of expenses for the three months ended March 31, 2018.

Accounting for Income Taxes

The Company is taxed as a C-Corp and the deferred tax assets have been fully reserved. The Company intends to elect and qualify to be taxed as a Real Estate Investment Trust (“REIT”) if and when it becomes a public company commencing with its taxable year ending December 31, 2020 or as soon as practicable thereafter.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices inactive markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management as of and during the three months ended March 31, 2019. The carrying values of cash, accounts receivable and accounts payable approximates their fair values given their short-term nature. At March 31, 2019, the carrying value of all outstanding notes payable approximates the estimated aggregate fair value given their short-term nature.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to interest rate, market, or foreign currency risks. The Company evaluates all of its financial instruments, including notes payable, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. Embedded derivatives must be separately measured from the host contract if all the requirements for bifurcation are met. The assessment of the conditions surrounding the bifurcation of embedded derivatives depends on the nature of the host contract. Bifurcated embedded derivatives are recognized at fair value, with changes in fair value recognized in the statement of operations each period. Bifurcated embedded derivatives are classified with the related host contract in the Company’s consolidated balance sheet.

Impairment of Long- Lived Assets

All of the Company’s long-lived assets are monitored for potential impairment when circumstances indicate that the carrying value of an asset may not be recoverable and exceeds its fair value. The planned sale of the T9 Property under Section 363 of the Bankruptcy Code as discussed further in Note 5, was unsuccessful. Multiple bids were received that did not meet the minimum bid requirements under court sale procedures. Per the terms of the T9 Stipulation, the Secured Creditor in the Bankruptcy Case had the unilateral right to foreclose on the T9 Property and did so on December 28, 2018. Accordingly, the Company impaired the T9 Property to fair value. There were no asset impairments during the three months ended March 31, 2019 and 2018.

GADSDEN GROWTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Recent Accounting Pronouncements

In May 2014, Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers”, which will replace most existing revenue recognition guidance in GAAP. The core principle of ASU No. 2014-09 is that an entity should recognize revenue for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. ASU No. 2014-09 requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments. ASU No. 2014-09 is effective for public companies beginning January 1, 2018, and allows for either retrospective or prospective methods of adoption. The adoption of this pronouncement had no impact on the Company’s consolidated financial position, results of operations and cash flows.

In February 2016, FASB issued ASU No. 2016-02, “Leases”, which is intended to improve financial reporting about leasing transactions and requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. ASU No. 2016-02 is effective for public companies for fiscal years beginning January 1, 2019. The adoption of this pronouncement had no impact on the Company’s consolidated financial position, results of operations and cash flows.

In January 2017, the FASB issued an ASU 2017-01, “Business Combinations (Topic 805) Clarifying the Definition of a Business.” The amendments in this Update is to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance was effective for the Company beginning January 1, 2019. Adoption is prospectively applied to any business development transaction. The adoption of this pronouncement had no impact on the Company’s consolidated financial position, results of operations and cash flows.

In June 2018, the FASB issued Accounting Standards Update (“ASU”) No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-based Payment Accounting. The standard expands the scope of Topic 718 to include share-based payments issued to nonemployees for goods or services, simplifying the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The standard is effective for public companies beginning January 1, 2020 with early adoption permitted. The Company does not believe the adoption of this standard will have a significant impact on the Company’s consolidated financial statements given the limited number of nonemployee stock-based awards.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its corporate office space located in Scottsdale, Arizona on month to month term. The Company expanded its office in the same building and signed a 3-year lease for $5,576 per month in base rent effective May 1, 2019. Rent expense for the three months ended March 31, 2019 and 2018 was $9,798 and $9,824, respectively.

Legal

There are no pending legal proceedings against the Company that are expected to have a material adverse effect on cash flows, financial condition or results of operations other than referenced in Note 8.

GADSDEN GROWTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Purchase Contracts

On December 4, 2018, the Company entered into a definitive purchase agreement for the acquisition of a 14.75-acre land parcel located in Carson City, Nevada (the “Carson City Property”) which the Company intends to net lease under a build to suit strategy. The purchase price for this property is $5,500,000 as adjusted for customary apportionments. The purchase price is payable by a new first mortgage loan of $2,300,000 with the remaining $3,200,000 being paid by the Company’s operating partnership issuing Series B OPCO Units that are valued at $10.00 per unit (or share of the Company’s common stock). The Company has a closing deadline of June 30, 2019 which was extended to July 31, 2019. On January 16, 2019, the Company provided a non-refundable deposit of $55,000 in the form of Series B OPCO Units in prepaid expenses and other assets.

On January 31, 2019, the Company completed the acquisition of Mission Hills. See Note 5 for further discussion.

NOTE 4 – DEBT

March 31, 2019
Trez Capital and Parkview Financial Fund 2015, LP
Principal value of construction note 9.49% coupon payable by January 31, 2021 after all applicable extensions or upon completion of asset	$35,298,430
GCA Loan
Principal value of 12% note payable upon liquidity event	1,223,000
Total Notes Payable	$36,521,430
OID Note Payable
Principal value of 0% coupon OID note payable due June 30, 2019, in default	57,500
1% Extension thru June 30, 2019, added to principal	575
Carrying value of OID Note Payable	$58,075
OID Notes Payable - Related Parties
Principal value of 0% coupon OID notes payable to related parties due June 30, 2019, in default	718,750
1% Extension thru June 30, 2019, added to principal	7,187
Carrying value of OID Notes Payable to related parties	$725,937

Senior Convertible Notes Payable

Between January 1, 2017 and February 28, 2017, the Company issued senior convertible notes payable for aggregate gross proceeds of $1,199,000. The notes bear interest at a rate of 10% per annum and were due on December 31, 2017. The Company obtained majority consent from the noteholders to modify and convert these notes into Series C Preferred Stock at the gross price offered to investors in the first closing of the private placement. Accordingly, these notes received $1,405,228 of Gadsden Series C Preferred Stock at the gross price offered in the first closing of the private placement that occurred on October 31, 2018.

The notes included a conversion feature which was considered a contingent redemption provision (i.e., a contingent embedded put). The Company evaluated the embedded put feature in accordance with Accounting Standards Codification (“ASC”) 815-15-25. The embedded put is not clearly and closely related to the debt host instrument and therefore has been separately measured at fair value, with subsequent changes in fair value recognized in the Consolidated Statements of Operations until the notes were converted.

GADSDEN GROWTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Senior Convertible Note Payable Issued for Services to Related Party

On February 28, 2017, the Company issued a senior convertible note payable to SAI (an entity controlled by our Chairman, Larry Finger), with a principal balance of $110,000, in exchange for consulting services. The note bears interest at a rate of 10% per annum and was due on September 30, 2017. On October 31, 2018, the note was modified to fix the obligations to $115,000 and provide for the conversion into capital stock that is offered at the next material private placement or other offering at the same terms as offered to unaffiliated investors. Accordingly, this note received $115,000 of Gadsden Series C Preferred Stock at the gross price offered in the first closing of the private placement that occurred on October 31, 2018. As a result of the modification fixing the amount of the obligation, the total interest on the note from February 28, 2017 through October 31, 2018 was $5,000.

OID Notes Payable to Related Parties

Starting in May through September 2017, the Company issued zero coupon notes payable to certain related parties with an aggregate principal balance of $718,750 for aggregate gross proceeds of $625,000, resulting in an original issue discount of $93,750 to the initial principal balance of the notes (the “OID Notes Payable – Related Party”). The OID Notes Payable – Related Party are due the earlier of the closing of the Company’s IPO or December 31, 2018. The discount was amortized to interest expense over the term of the note using the effective interest method. The Company amortized $14,925 to interest expense for the three months ended March 31, 2018. The note was extended to June 30, 2019 and is currently in default. A 1% extension fee of $7,188 was expensed in the three months ended March 31, 2019.

OID Note Payable

 In June 2017, the Company issued a zero coupon note payable with an aggregate principal balance of $57,500 for aggregate gross proceeds of $50,000, resulting in an original issue discount of $7,500 to the initial principal balance of the notes (the “OID Note Payable”). The OID Note Payable is due the earlier of the closing of the Company’s IPO or December 31, 2018. The discount was amortized to interest expense over the term of the debt using the effective interest method. The Company amortized $1,193 to interest expense for the three months ended March 31, 2018. The note was extended to June 30, 2019 and is currently in default. A 1% extension fee of $575 was expensed in three months ended March 31, 2019.

Bridge Loan

On June 4, 2018, we entered into a Loan and Security Agreement with The Pigman Companies, LLC, as the administrative agent, and investors under such agreement (the “Secured Bridge Loan Agreement”). From such date to September 30, 2018, we raised approximately $1,855,000 of secured loans (the “Bridge Loans”) that were due September 30, 2018. The Bridge Loans are the direct obligations of our operating partnership (“Gadsden Growth Properties L.P.”) and fully guaranteed by the Company. We pledged all our assets as security under the Secured Bridge Loan Agreement. The Bridge Loans incur interest at 10% per annum, determined based on a 360-day year, and provide an additional 5% per annum during the period that the Bridge Loans are in default. The interest on the Bridge Loans is payable on the maturity date. Common shares will be issued for the bridge loan equity bonus fee 30 days after the date the Company is listed on a public exchange (after the registration statement becomes effective) and will be based on the principal balance of the bridge loan on October 31, 2018. On October 31, 2018, the aggregate amount of principal and interest of $1,935,819 was paid. As principal and interest was paid in full, the equity bonus fee is the only remaining obligation and will be recorded on the Company’s financial statements if and when the Company becomes listed on a public exchange.

GCA Loan

On June 30, 2018, the Company assumed a loan to GCA Financial as part of the acquisition of the Sacramento home lots (see Note 5). The principal amount assumed was $1,223,000 and has a 12% per annum interest rate. Interest accrues and is payable with the principal upon a liquidity event of the Company in which the Company raises sufficient capital. The Company recorded $36,187 of interest expense for the three months ended March 31, 2019. As part of the acquired property, there was unpaid interest assumed of $362,276 which is recorded in accrued expenses.

GADSDEN GROWTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

COPIA Note

On July 10, 2018, the Company assumed a note to Copia as part of the acquisition of the T9 Property acquisition (see Note 5). The amount assumed and owed was $51,915,197 and had an 11% per annum interest rate. Interest was being paid with proceeds from the debtor in possession financing described below. Principal was to be paid or settled through the potential sale of the asset or resolution of bankruptcy proceedings. The loan was in default and was accruing interest at the default rate of 16% per annum on the outstanding principal balance at maturity. The default provided the lender with the right to foreclose on the T9 assets. Such procedures were commenced by the lender and the property was taken back by the lender on December 28, 2018.

Debtor in Possession Note (“DIP”)

On July 10, 2018, the Company assumed the DIP financing note as part of the acquisition of the T9 Property acquisition (see Note 5). The amount assumed and owed was $2,607,499 and had a $10,000,000 loan commitment, 10% annual interest rate and was currently due and in default. The outstanding balance against the loan commitment as of December 28, 2018 was $5,929,821 which became a liability of the lender COPIA on December 28, 2018 due to the trustee sale and the lender foreclosing on the T9 Property.

Trez Capital and Parkview Financial Fund 2015, LP

On January 31, 2019, the Company assumed a construction loan collateralized by the property to Trez Capital and Parkview Financial Fund 2015, LP as part of the acquisition of the Mission Hills (see Note 5). The principal amount assumed was $34,417,068 and has a 9.49% per annum interest rate. Interest accrues and is capitalized with the principal and is due by January 31, 2021 after all applicable extensions or upon a completion of the asset.

NOTE 5 – ASSET ACQUISITIONS

Sacramento Home Lots

Roseville Road is a 9.63-acre, approximately 65 home, small lot single family detached development located in Sacramento County. Jessie Avenue is a 13.68-acre, 94 home, small lot single family detached development located in Sacramento County. On June 30, 2018, Gadsden purchased Jessie Avenue and Roseville Road located in Sacramento California that are entitled for development for $3,408,443. Gadsden paid the following consideration for such properties: 47,482 shares of its Series A Preferred Stock (based on a valuation of $25.00 per share) and assumed debt of $1,223,000 and certain liabilities on the properties in an amount equal to $898,389. Included in the cost of acquiring the Sacramento Home Lots was $99,000 of warrants for investment advisory fees and $1,004 in other closing fees. See Note 7 – Non-Controlling interest for discussion on sale of equity interest in Roseville Road property.

T9 Property Acquisition and Subsequent Foreclosure

On July 10, 2018, the Company acquired all the interests in T9, a debtor in bankruptcy, which through its wholly owned subsidiaries, owns a property, the T9 Property, which is a 65-acre, mixed-use, transit-oriented master planned community. Gadsden purchased the limited liability company interests in T9 for an enterprise value of approximately $88,000,000, less the senior mortgage debt at the closing of approximately $55,587,130. The purchase price for the T9 LLC Interests was $32,412,870, which was paid by the issuance of (i) $8,407,100 in value of Gadsden Series A Preferred Stock (336,284 shares); (ii) $18,145,730 in value of Gadsden Series B Preferred Stock (1,814,573 shares); and (ii) $5,860,040 in value of Gadsden common stock (586,004 shares). Gadsden Series B Preferred Stock was subsequently reduced by $15,693,080 (1,569,308 shares) reflecting final closing adjustments as allowed for in the purchase and sale agreement and an additional $1,325,000 (132,500 shares) due to a share exchange to Series A preferred. There was a DIP financing facility of $10,000,000 in the bankruptcy case, of which $2,000,000 was assumed and an additional $3,000,000 that was drawn through December 28, 2018. The interest on such DIP financing was 10% per annum, compounded annually.

GADSDEN GROWTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The Company impaired the T9 Property to fair value. Impairment of the asset was $15,593,078 for the year ended December 31, 2018. The planned sale of the T9 Property under Section 363 of the Bankruptcy Code was unsuccessful. Multiple bids were received that did not meet the minimum bid requirements under court sale procedures. Accordingly, per the terms of the T9 Stipulation, the Secured Creditor in the Bankruptcy Case foreclosed on the T9 Property on December 28, 2018. A loss of $44,780 was recorded for the year ended December 31, 2018 as result of the Trustee Sale of the T9 Property.

Mission Hills Square

On January 31, 2019, Gadsden acquired from FDHC, LLC (the “Seller”) all of the outstanding shares of Fremont Hills Development Corporation, a California corporation (” Fremont “), which owns a property known as Mission Hills Square which is under development. The current value of the asset in development is recorded at $125.3 million on the Company’s consolidated balance sheet as of March 31, 2019, which is comprised of $15.4 million allocated to land and $109.9 million allocated to real estate under development.

Mission Hills Square is a new mixed-use development located in Fremont, California and slated for completion in the first quarter of 2020. Situated in the foothills of the San Francisco Bay Area along Highway 680, Mission Hills Square will offer 158 residential apartment units and more than 53,900 square feet of commercial retail space. Mission Hills future commercial tenants are anticipated to include retail stores, sit-down restaurants, and casual eateries.

Fremont entered into a Construction Loan Agreement, dated January 1, 2018, with Parkview Financial Fund 2015, LP and Trez Capital (2016) Corporation (the “Loan Agreement”) for a loan of up to $65,000,000 for construction of this project. As of March 31, 2019, Fremont had borrowed $35,298,430 under the Loan Agreement, which matures on July 31, 2019, subject to the payment of an extension fee of $680,000 in accordance with the terms of the Loan Agreement payable in full on or prior to June 30, 2019. The Seller is responsible for payment of the extension fee, but there can be no assurance that the Seller will make this payment. Should the payment not be made, the project may not be completed on time, or at all. The extension will give the Seller an additional six months in which to complete the project, which is anticipated to be more time than is necessary to do so. The Seller has agreed to complete construction of the Mission Hills Square project and the Seller and its principals continue to have personal and other guarantees of the Loan Agreement.

In connection with the Company’s acquisition of the Sacramento Home Lots, the T9 Property and Mission Hills Square, the Company issued warrants to its financial advisor. See Note 6 for further detail.

NOTE 6 – REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Common Stock

The Company is authorized to issue 75,000,000 shares of common stock with a par value of $0.01 per share. There were 2,597,004 common shares issued and outstanding as of March 31, 2019.

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock with a par value of $0.01 per share. As of March 31, 2019, there were 889,075 shares of Series A Preferred Stock (“Series A”) issued and outstanding that are subject to redemption.

The redeemable preferred stock provides for payment to the Series A holders, equal to the Series A original issue price plus accrued but unpaid dividends at a rate of 7% on a quarterly basis or upon a deemed liquidation event. Dividends are paid in cash or common stock as allowed by the Series A articles.  One such deemed liquidation event is the Company’s failure to maintain listed common shares after the listing deadline. It also allows for redemption by the holder upon a listing failure which was extended to December 31, 2019.  A listing failure or failure to maintain listed common shares after the listing deadline are not in the Company’s control and thus it is classified as temporary equity on the accompanying consolidated balance sheet.

GADSDEN GROWTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As part of the Mission Hills acquisition described above in Note 5 Asset Acquisitions, the Company issued $3 million (300 thousand units) of Class B OPCO units in Gadsden’s operating partnership which are convertible to Series A preferred stock based on a specified 2.5 to 1 exchange ratio. The Class B OPCO units have the same terms as the Series A preferred stock and are convertible into series A preferred stock and thus is classified at temporary equity on the accompanying consolidated balance sheet.

The Company accrued $663,986 in preferred Series A and Class B OPCO dividends as of March 31, 2019.

On June 4, 2018, the Company designated 15,000,000 shares of the 25,000,000 authorized preferred stock as Series B Non-Voting Convertible Preferred Stock (“Gadsden Series B Preferred Stock”) with a par value of $0.01 per share. All shares of the Gadsden Series B Preferred Stock will be converted into shares of Gadsden’s common stock on the date that Gadsden’s shares of common stock are registered under the Securities Act or the Exchange Act. The conversion of the Gadsden Series B Preferred Stock is automatic and does not require the approval or consent of any holder of Gadsden Series B Preferred Stock. As of March 31, 2019, there were 11,696,993 Series B preferred shares issued and outstanding.

On September 26, 2018, the Company designated 4,000,000 shares of the 25,000,000 authorized preferred stock as Series C with a par value of $0.01 per share. The Gadsden Series C Preferred Stock has a stated original issue value equal to $10.00 per share bears a dividend rate of (i) 8% annually payable quarterly in cash, and (ii) 2% annually payable quarterly in Gadsden Series C Preferred Stock at the value of $10 per share. Dividends on the Gadsden Series C Preferred Stock will accrue on the shares as and when issued. Stock shall be automatically converted without any action on the part of the holders into shares of common stock at a 20% discount to 1) the 20-day VWAP calculated on the first day of trading following 30 days after the listing of Gadsden’s common stock on a U.S. national exchange; or 2) the price per share of common stock in an underwritten public offering by Gadsden with aggregate gross proceeds equal to, or in excess of, $15,000,000, whichever occurs first.

On October 31, 2018, Gadsden completed an offering of $2,300,000 (230,000 shares), net of $269,000 in offering costs recorded in additional paid in capital of Gadsden Series C Preferred Stock at a price per share of $10.00, which is referred to herein as the private placement. National Securities Corporation, who acted as placement agent for the private placement, received a placement fee equal to 10.0% of the gross proceeds of the shares sold in the private placement. The proceeds from the private placement were used to pay off the bridge loan in full and operating capital. In conjunction with closing the private placement, we obtained majority consent from the convertible noteholders to modify and convert their notes in the amount of $1,309,000 plus accrued interest into 266,996 shares of Series C Preferred Stock at the gross price offered to investors in the first closing of the private placement that occurred on October 31, 2018.

As of March 31, 2019 there were 2,501,682 shares of Series C Preferred Stock issued and outstanding, respectively. The Company paid cash dividends of $66,449 and issued additional Series C for PIK dividend for the three months ended March 31, 2019 and has accrued $386,346 in Series C Preferred Stock dividends as of March 31, 2019.

Warrants

The Company issued warrants to purchase an aggregate of 480,000 shares of the Company’s common stock at an exercise price of $0.01 per share to its advisor of which 9,900 related to the purchase of the Sacramento Home Lots and 225,000 was related to the T9 acquisition. 217,110 of these warrants were recorded in deferred acquisition costs as of December 31, 2018 as they were issued and allocated to the Mission Hills acquisition which closed on January 31, 2019. An additional 27,990 warrants were issued to true up the Mission Hills acquisition. See Note 5 asset acquisitions for details on the Mission Hills acquisition.

GADSDEN GROWTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Freestanding warrants are classified and measured in accordance with ASC 480, Distinguishing Liabilities from Equity, and ASC 815-40, Derivatives and Hedging: Contracts in Own Equity. Under this guidance, the warrants issued to the advisor are equity-classified. The following represents a summary of the Warrants outstanding at March 31, 2019 and December 31, 2018 and changes during the period then ended:

	Warrants	Weighted Average Exercise Price
Outstanding and Exercisable at December 31, 2018	452,010	$0.01
Expired/Forfeited	-	-
Granted	27,990	$0.01
Exercisable at March 31, 2019	480,000	$0.01

NOTE 7 – NON-CONTROLLING INTEREST

Sale of Roseville Series A Preferred Units

On January 14, 2019, the Company sold 1,000 Series A Preferred Units of Gadsden Roseville, LLC, a Delaware limited liability company, or Gadsden Roseville, for a purchase price of $350,000, in accordance with an Amended and Restated Limited Liability Company Agreement of Roseville, or the LLC Agreement, entered into among Gadsden Roseville, LLC, a wholly owned subsidiary of Gadsden, or Gadsden Investments, and FCRE. As these Series A Preferred Units are in a wholly owned subsidiary, it was recorded as non-controlling interest.

The Series A Preferred Units entitle FCRE to priority distribution rights. In accordance with the LLC Agreement, Net Cash Flow (as defined in the LLC Agreement) is distributed among the members as follows: (i) first, to FCRE, an amount equal to the Series A Preferred Return then accrued and payable; (ii) second, to FCRE, an amount equal to its Unreturned Capital; and (iii) then, to Gadsden Investments. “Series A Preferred Return” means an amount equal to a return that accrued on the capital contributions of FCRE at 15% per annum compounded annually; provided, however, that if FCRE has not received an amount equal to their Unreturned Capital on or prior to May 14, 2019, then from and after such date, the Series A Preferred Return shall accrue on their capital contributions at 25% per annum compounded annually. “Unreturned Capital” means an amount equal to their aggregate capital contributions less the aggregate distributions made to FCRE.

Roseville is managed by two managers - one designated by Gadsden Investments and one designated by FCRE. The managers were John Hartman, our Chief Executive Officer, and, Michael Stewart, FCRE’s Chief Executive Officer prior to the April 5th Stock Purchase Agreement. Except as otherwise provided in the LLC Agreement, actions by Gadsden Roseville require the unanimous consent of the two managers.

The Stock Purchase Agreement closed on April 5, 2019. As part of the Gadsden Transaction, Gadsden Growth Properties transferred and assigned all of its general partnership interests and Series A preferred limited partnership interests holding the Roseville property to FCRE.

On January 16, 2019, the Company provided a non-refundable deposit of $55,000 in the form of Series B OPCO Units relating to the Carson City land purchase agreement. See Note 3 Commitments and Contingencies above for additional details.

As part of the Mission Hills acquisition described above in Note 5 Asset Acquisitions, the Company issued 2,500,000 Series B OPCO units in Gadsden’s operating partnership, which were recorded at the fair value of the transaction amount totaling $11,451,464.

Series B OPCO Units are convertible into common shares on 1 for 1 basis after 1 year of being issued.

GADSDEN GROWTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 8 – SUBSEQUENT EVENTS

Stock Purchase Agreement

On March 13, 2019, the Company entered into a Stock Purchase Agreement, as amended, with FCRE, pursuant to which the Company agreed to transfer and assign to FCRE (i) all of its general partnership interests and Class A limited partnership interests in Gadsden Growth Properties, L.P., a Delaware limited partnership (“OPCO”), the operating partnership of the Company and (ii) certain of the Company’s asset and liabilities which collectively represent substantially all of the Company’s assets and liabilities, in exchange for shares of the FCRE’s common stock and newly designated 7% Series A Cumulative Convertible Perpetual Preferred Stock (the “7% Series A Preferred Stock”), Series B Non-Voting Convertible Preferred Stock (the “Non-Voting Series B Preferred Stock”) and newly designated 10% Series C Cumulative Convertible Preferred Stock (the “10% Series C Preferred Stock”) that is equal to the number of shares of the Company’s 10% Series C Cumulative Convertible Preferred Stock (the “Gadsden Transaction”). In addition, FC Global assumed all accrued liabilities of Gadsden and agree to pay and discharge those accrued liabilities as well as any future liabilities of Gadsden through the date that Gadsden is merged with and into FC Global or one of its subsidiaries, and Gadsden transferred to FC Global all of Gadsden’s right, title and interest, legal or equitable, to all of its assets other than the securities of FC Global held by Gadsden.

As part of the Gadsden Transaction, all preferred shares of Gadsden will be exchanged for preferred shares of FCRE with the same terms on a 1 for 1 basis. All common shares will be converted to FCRE common shares in accordance with the terms of the agreement based on an exchange ratio after the registration statement is deemed effective.

The Stock Purchase Agreement provided that certain shares (the “Holdback Shares”) of common stock to the Company would be subject to forfeiture based on the reconciliation and adjustment of the net asset value of the Company’s assets and Gadsden’s proposed real estate investments that have not closed as of the closing date of the Stock Purchase Agreement (such investments being the “Scheduled Investments”). Such shares are held in escrow and are not released to Gadsden.

On April 5, 2019, the Company and FCRE entered into Amendment No. 1 to Stock Purchase Agreement (“Amendment 1”) to amend certain provisions of the Stock Purchase Agreement as described below. Following such Amendment 1, closing of the transactions contemplated by the Stock Purchase Agreement was completed on April 5, 2019.

Pursuant to Amendment 1, Section 1(a) of the Stock Purchase Agreement was amended to revise the number of shares of 7% Series A Preferred Stock and Non-Voting Series B Preferred Stock to be issued at closing, as well as to revise the timing on issuance of the Holdback Shares. Pursuant to Amendment 1, on April 5, 2019, FC Global issued to the Company 430,306,645 shares of common stock, 889,075 shares of 7% Series A Preferred Stock, 11,696,944 shares of Non-Voting Series B Preferred Stock and 2,498,682 shares of 10% Series C Preferred Stock. Amendment 1 provided that 278,178,750 Holdback Shares would be issued to the Company upon filing of an amendment to the FCRE’s Amended and Restated Articles of Incorporation (the “Charter Amendment Date”).

On May 2, 2019, the Company and FCRE entered into Amendment No. 2 to Stock Purchase Agreement (“Amendment 2”) to (i) decrease the number of shares of common stock and Holdback Shares issued to the Company, and increase the number of shares of Non-Voting Series B Preferred Stock issued, as the result of an error in the original calculation of the shares to be issued; (ii) provide for the issuance of the Holdback Shares on the closing date, rather than the Charter Amendment Date; and (iii) provide for the issuance of certain of the shares of the Non-Voting Series B Preferred Stock and 10% Series C Preferred Stock to FHDC Group, LLC (“FHDC”), a stockholder of Gadsden, in exchange for the equivalent number of shares of Gadsden held by it.

Specifically, Amendment 2 provided that FCRE issue the following securities as consideration under the Stock Purchase Agreement, as amended (the “Gadsden Purchase Agreement”): (i) to Gadsden, 229,101,205 shares of common stock, of which 110,477,220 shares are designed as Holdback Shares and will be held by Gadsden in a segregated account (the “Gadsden Specified Account”), which shall be subject to release in accordance with the terms of the Gadsden Purchase Agreement, and 118,623,985 shares will not be subject to the Gadsden Specified Account; (ii) to Gadsden, 889,075 shares of 7% Series A Preferred Stock; (iii) to Gadsden, 6,264,993 shares of Non-Voting Series B Preferred Stock; (iv) to Gadsden, 498,682 shares of 10% Series C Preferred Stock; (v) to FHDC, 5,432,000 shares of Non-Voting Series B Preferred Stock, subject to entry into the Exchange Agreement (as defined below); and (vi) to FHDC, 2,000,000 shares of 10% Series C Preferred Stock (together with the 5,432,000 shares of Non-Voting Series B Preferred Stock referred to above, the “FHDC Shares”), subject to entry into the Exchange Agreement.

GADSDEN GROWTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

In connection with Amendment 2, on May 2, 2019, FCRE entered into a Cancellation and Exchange Agreement (the “Exchange Agreement”) with the Company and FHDC, pursuant to which FHDC agreed to cancel (i) 5,432,000 shares of its Series B Non-Voting Convertible Preferred Stock and (ii) 2,000,000 shares of its 10% Series C Cumulative Convertible Preferred Stock of Gadsden held by it in exchange for the FHDC Shares.

In order to effect the forgoing, on May 2, 2019, FC Global cancelled 201,205,440 shares of common stock issued to the Company and placed a number of its remaining shares equal to the Holdback Shares into the Gadsden Specified Account. In addition, in accordance with the terms of the Exchange Agreement, the FC Global cancelled 5,432,000 shares of Non-Voting Series B Preferred Stock and 2,000,000 shares of 10% Series C Preferred Stock issued to Gadsden and issued such shares to FHDC. On May 6, 2019, FCRE also issued an additional 49 shares of Non-Voting Series B Preferred Stock to Gadsden.

Finally, on July 1, 2019, the parties further amended the Gadsden Purchase Agreement to clarify that FC Global assumed all accrued liabilities of Gadsden and agreed to pay and discharge those accrued liabilities as well as any future liabilities of Gadsden through the date that Gadsden is merged with and into FC Global or one of its subsidiaries, and Gadsden transferred to FC Global all of Gadsden’s right, title and interest, legal or equitable, to al of its assets other than the securities of FC Global held by Gadsden.

The final issuance of FCRE shares under the Gadsden Transaction to Gadsden and its shareholders as a result of the aforementioned amendments were: (1) 331,033,280 shares of Common Stock; (ii) 110,477,220 shares of Holdback Common Stock; (iii) 889,075 shares of Series A Preferred Stock; (iii) 3,000,000 shares of Series B Preferred Stock; (iv) 2,498,682 shares of Series C Preferred Stock.

The number of the FCRE’s shares issued to the Company was based upon an estimated net asset value of the Company of $211.6 million (the “Contract NAV”). The Contract NAV includes the Company’s assets and all of its Scheduled Investments. The Gadsden Purchase Agreement provides for a reconciliation and adjustment of the final net asset value of the Company as follows.

If the Contract NAV is more than the Company’s final net asset value, then the difference (the “Shortfall”) will be settled by the transfer of shares of FCRE’s common stock, at a value equal to 3.771023733 shares of common stock for each $1.00 of Shortfall if the Company’s final net asset value is $80 million or more (and 2.860407207 for each $1.00 of Shortfall to the extent that the Company’s final net asset value is less $80 million). The Shortfall will first be paid by transfer of Holdback Shares by the Company to FCRE and such transferred shares will be cancelled. If the amount of the Shortfall is more than the value of the Holdback Shares, then FCRE will issue more shares of common stock to its stockholders of record as of the closing date.

The Company’s final net asset value will be determined as the fair value of the each of the assets of the Company on the closing date. Such fair value will be determined in accordance with the following:

●	in accordance with GAAP, and shall be derived from the Company’s annual report on Form 10-K for either of the fiscal years ended December 31, 2019 or December 31, 2020 with Gadsden having the option to choose which such fiscal year to utilize,

●	as of the date of an appraisal from a licensed appraiser with knowledge of the applicable market that need not be a national firm, or

●	if the Gadsden asset is sold or otherwise disposed of in consideration for cash, the gross cash proceeds from the sale minus any indebtedness or other liabilities relating to the Gadsden asset being sold or otherwise disposed of that were not assumed by the purchaser and that remain indebtedness or other liabilities of the Company following the sale or other disposition.

The Gadsden Purchase Agreement also contains a mechanism for issuing additional shares of common stock to the Company’s or the FCRE’s legacy stockholders, as applicable, if there is a loss determination. The Gadsden Purchase Agreement defines a loss determination as an event that gives rise to a loss due to a breach of a representation and warranty by a party or the failure of a covenant to be performed by a party that was not fully performed, in each case, after consideration of any express waiver or amendment. After the amount of a loss has been determined in accordance with the procedures set forth in the Gadsden Purchase Agreement, the amount of the loss will be paid by the FCRE as follows: (i) if FCRE’s Board determines that the amount of the loss will be paid in cash, then such amount will be paid by check payable to the order of the Company or FCRE’s legacy stockholders; or (ii) if FCRE’s Board does not determine that the amount of the loss will be paid in cash, then such amount will be paid by FCRE issuing and delivering shares of common stock with an aggregate fair value equal to the amount of the loss to the Company or FCRE’s legacy stockholders. The Gadsden Purchase Agreement provides that no loss will be determined until the aggregate amount of losses claimed exceeds $100, it being acknowledged that from and after such threshold, all losses shall be subject to adjustment as set forth above.

GADSDEN GROWTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Termination of Merger Agreement

The parties had previously, on November 8, 2018, entered into an agreement and plan of merger (the “Merger Agreement”), among the Company, FC Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of the Company (“FC Merger Sub”), Gadsden and OPCO, pursuant to which, subject to the terms and conditions of the Merger Agreement, FC Merger Sub agreed to merge with and into Gadsden, with Gadsden surviving the merger as a wholly-owned subsidiary of the Company, which would have been converted into Gadsden Properties, Inc., a Maryland corporation, immediately prior to the merger. On December 27, 2018, January 14, 2019 and January 25, 2019, the parties entered into amendments to amend certain provisions of the Merger Agreement described therein.

In connection with the proposed transaction contemplated in the Merger Agreement, on November 9, 2018, the Company and FC Global filed a Registration Statement on Form S-4 (No. 333-228304), which included a joint proxy statement of the Company and FCRE that also constitutes a prospectus of Gadsden Properties, Inc. (as amended, the “Registration Statement”).

As part of the Gadsden Purchase Agreement described above, on March 13, 2019, the parties to the Merger Agreement entered into a letter agreement to terminate the Merger Agreement and FCRE withdrew the Registration Statement.

Accounting Treatment

For accounting purposes, the Company is considered to be acquiring FCRE in the Gadsden Transaction. The Company was determined to be the “accounting acquirer” based upon the terms of the Gadsden Purchase Agreement which results in the following: (i) Gadsden owning at least 118,623,985 shares of FCRE’s common stock and all of FCRE’s preferred stock, which gives them approximately 96.25% of the common shares of FCRE on a fully-diluted basis following the closing of the Gadsden Purchase Agreement (subject to adjustment as provided for in the Gadsden Purchase Agreement), (ii) the Company directors holding a majority of board seats in FCRE and (iii) the Company management holding all key positions in the management of the FCRE. The Company has determined the Gadsden Purchase Agreement will be treated as an asset acquisition accounted for as a reverse capitalization for accounting purposes. Accordingly, the financial statements of the Company will be treated as the historical financial statements of FCRE, with the results of the entities defined as Pre-merged of FCRE being included only from April 6, 2019 and thereafter.

Legal Matters

On October 18, 2018, the Securities and Exchange Commission (the “SEC”) commenced a civil action (the ” Civil Action “) against Jean Danhong Chen, Tony Jianyun Ye, Kai Hao Robinson, Kuansheng Chen, the Law offices of Jean D. Chen, A Professional Corporation, Tree Lined Holdings, LLC, and Golden State Regional Center, LLC in a complaint that was filed in the United States District Court for the Northern District of California. The complaint states that “This case involves fraud, self-dealing, and unregistered brokerage activity in violation of the federal securities laws. Defendants Attorney Jean Chen (‘Chen’), her law firm, Law Offices of Jean D. Chen (the ‘Law Offices’), and her husband, Tony Ye (‘Ye’), were paid over $12 million in undisclosed commissions to sell securities to their legal clients in offerings under the federal EB-5 Immigrant Investor Program. They attempted to conceal their unlawful activity with the help of Defendant Kuansheng Chen (‘Kuansheng Chen’), who provided an off-shore bank account to receive the transaction-based compensation and posed as the head of a Beijing immigration agency that was actually co-owned and controlled by Chen and Ye.” The complaint also alleges that the named defendants used Fremont during 2014 - 2016 in their activities giving rise to the complaint.

Neither Gadsden, nor any of their respective subsidiaries are named as defendants in the Civil Action, and no legal claim has been asserted in the Civil Action against the Mission Hills Square property or Fremont. Additionally, the Seller is also not a defendant in the Civil Action. None of the defendants in the Civil Action are directors, officers, or affiliates of the Company, or any owner of 5% or more of Gadsden’s voting securities or, based upon current knowledge, any associate of any director, officer or affiliate of Gadsden. Although the individual defendants in the Civil Action are alleged by the SEC to have used Fremont in connection with the actions described in the Civil Action, there are no claims in the Civil Action that Gadsden, Fremont, or the Seller participated in the actions described since the Seller acquired Fremont in 2018.

GADSDEN GROWTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

On March 7, 2019, Jean Danhong Chen and Tony Jianyun Ye were indicted by a Federal Grand Jury for Visa Fraud, Obstruction of Justice, Identity and Aggravated Identity Theft and Criminal Forfeiture. This indictment was unsealed on March 25, 2019. On March 25, 2019, Gadsden was informed it was a subject of a criminal investigation by the US Department of Justice.

In the acquisition of Fremont by Gadsden from the Seller, Gadsden escrowed part of the purchase consideration, in the form of Gadsden securities, that was issued to the Seller, which had at that time an estimated value of approximately $55 million. The Civil Action alleges that at least $40 million was loaned by Bay Area Investment Fund I to Fremont. This loan has been assumed by the Seller, is currently being paid by the Seller and is not in default. Gadsden has not reserved any amounts in its financial statements and may use the escrowed securities for any undisclosed liabilities, including any liabilities related to the Civil Action. Gadsden is not able to determine if there is any liability of Fremont in the Civil Action, of Gadsden in the criminal investigation, or related matters, or if any such liability will be in excess of the escrowed amount. Gadsden believes that, if there is any liability, it is not in excess of the escrowed amount, and intends to vigorously defend itself against any such allegations if made, although such defenses can be expensive and there can be no guarantee that such defenses will be successful.

Sale of Roseville Property

On June 6, 2019, the Company entered into a letter of intent, with an independent third party, to sell a land parcel located at Roseville Road & Elkhorn Blvd, Sacramento, CA 95842 (“the Roseville Property”). The Roseville Property is comprised of 9.6 acres zoned RD-10, Residential. The sales price is $1,500,000 cash, net of delinquent property taxes, liens, mortgage debt, accrued interest and customary sales commissions and closing costs. The letter of intent provides a 45-day close beginning after the execution of a definitive purchase agreement. The carrying value of the Roseville Property is $1,137,635 as of March 31, 2019, and is included in Land, in the accompanying Consolidated Balance Sheet.

The Company has evaluated subsequent events through the filing of these financial statements and determined there were no other events that have occurred as of the filing of these consolidated financial statements that would require adjustments to or disclosures to the consolidated financial statements.